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                                                                   EXHIBIT 10.13


                                CERTIFIED COPY
                                      OF
                                  RESOLUTION
                                  ADOPTED BY
                            THE BOARD OF DIRECTORS
                                      OF
                             WHITTAKER CORPORATION
                             ---------------------


     WHEREAS, Whittaker Corporation (hereafter the "Employer"), a Delaware corporation, maintains the Whittaker Corporation Employees' Pension Plan as amended and restated effective as of January 1, 1994 (hereafter the "Plan"); and

     WHEREAS, pursuant to Article XIII of the Plan, the Employer may amend the Plan from time to time; and

     WHEREAS, the Board of Directors (hereafter the "Board") desires to amend the Plan.

     NOW THEREFORE, BE IT RESOLVED that the Plan be amended as follows effective as of January 1, 1996:

     Subsection (a) of Section 5.10 shall be amended and restated in its entirety as follows:

     "(a) General Rule. If a Participant who is receiving periodic retirement benefits from the Plan and who has been receiving such benefits for less than 12 consecutive months either again becomes an Employee of a Participating Company or pursuant to an agreement between a Participating Company and a Leasing Organization (as defined in Section 2.05(a)) performs services for the Participating Company, the Participant's retirement benefits will be suspended for each calendar month during which the Participant completes at least 40 Hours of Service with a Participating Company in Section 203(a)(3)(B) Service. Similarly, a retirement benefit which commences later than Normal Benefit Commencement Date will be computed as if the Employee had been receiving benefits since Normal Benefit Commencement Date and had been reemployed, without actuarial increase for amounts which would have been subject to suspension under the preceding sentence."


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     I, Lynne M. O. Brickner, do hereby certify that I am the duly elected and acting Secretary of Whittaker Corporation; that the foregoing is a full, true and correct copy of the resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held on October 18, 1996, at which meeting a quorum of said Board was at all times present and acting and that said Board resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

Dated:  December 19, 1996

                                    /s/ Lynne M. O. Brickner
                                  ----------------------------
                                      Lynne M. O. Brickner
                                           Secretary